CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Tax-Exempt Bond Fund of
Virginia, First Series

       As independent certified public accountants, we hereby consent to the use in Post-Effective Amendment No. 18 to Registration Statement No. 2-62333 of our report, dated
April 30, 1998 and to the reference to our firm under the caption
"Auditors" in the Prospectus that is part of the Amendment.


                                 /s/ Terry, Hagen & Atwood, P.C.


                                     TERRY, HAGEN & ATWOOD, P.C.


Richmond, Virginia
August 6, 1998